UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 1, 2023
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 1, 2023, Lisata Therapeutics, Inc. (the “Company”), after a careful review of capital utilization and prioritization, eliminated the position of President and Chief Business Officer, and terminated the employment of Mr. David Slack, effective immediately. Pursuant to the employment agreement, dated as of September 15, 2022, by and between the Company and Mr. Slack (the “Employment Agreement”), the termination of Mr. Slack’s employment also constituted his resignation from any director, officer, employee or committee position he has with the Company or any of its affiliates and the Employment Agreement shall serve as written notice of resignation upon such termination. Accordingly, Mr. Slack has effectively resigned from the Company’s Board of Directors as of May 1, 2023 pursuant to the terms of his Employment Agreement.
In connection with Mr. Slack’s resignation and in accordance with the terms and conditions of the Employment Agreement, Mr. Slack shall receive the following items of compensation: (i) a lump sum payment of $24,134, representing earned but unpaid base salary, earned and vested but unpaid bonus amounts, accrued and unused paid time off, unreimbursed business expenses and other payments and benefits owed to Mr. Slack under the terms of his compensation arrangements with the Company; (ii) severance payments in a total amount of $478,400, to be paid over a period of 12 months following termination (the “Slack Severance Period”); (iii) COBRA assistance for the duration of the Slack Severance Period, not including the portion of the monthly premium which Mr. Slack would otherwise have paid if he had not resigned and (iv) a bonus payment equal to $239,200, representing 50% of Mr. Slack’s base salary at the time of termination, to be paid in equal installments for the duration of the Slack Severance Period. Also in connection with his termination, the exercise period of each of Mr. Slack’s vested options have been extended to three years following termination or the remaining term of such awards, whichever period is shorter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: Chief Executive Officer
Dated: May 1, 2023